UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	74-3113410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

525 University Avenue, Suite 700 Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-131161

Securities to be registered pursuant to Section 12(g) of the Act: Rights to purchase Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the rights to purchase Common Stock to be registered hereunder is contained under the section entitled “The Rights Offering—Terms of the Offer” in the Registrant’s Registration Statement on Form N-2 (File No. 333-131161) filed electronically with the Securities and Exchange Commission (the “Commission”) on January 20, 2006 (as amended, “Registration Statement “) and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
a.	Articles of Amendment and Restatement (incorporated by reference to Exhibit a to the registrant’s registration statement filed with the Commission on June 8, 2005 (Registration No. 333-122950)).

b.	Amended and Restated Bylaws (incorporated by reference to Exhibit b to the registrant’s registration statement filed with the Commission on June 8, 2005 (Registration No. 333-122950)).

d.	Form of Subscription Certificate (incorporated by reference to Exhibit d.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/S/ MANUEL A. HENRIQUEZ
Name:	Manuel A. Henriquez
Title:	Chief Executive Officer

Date: March 24, 2006